Exhibit 99.1

CONTACTS:

Christine Nakamoto, investor relations

408.617.7626

christine.nakamoto@palm.com

Marlene Somsak, media relations

408.617.7451

marlene.somsak@palm.com

Palm Reports Q2 FY07 Results

Revenue Totals $392.9M; Smartphone Sell-through Hits Record High, up 42% YoY

SUNNYVALE, Calif., Dec. 19, 2006 – Palm, Inc. (Nasdaq: PALM) today reported revenue of $392.9 million in the second quarter of fiscal year 2007, ended Dec. 1. Smartphone sell-through for the period totaled a company record-high 617,000 units, up 42 percent year over year and up 8 percent sequentially.

Net income in the fiscal quarter totaled $12.8 million, or $0.12 per diluted share. Net income included stock-based compensation expense of $6.5 million and amortization of intangible assets of $0.3 million. This compares to net income for the second quarter of fiscal year 2006 of $260.9 million, or $2.51 per diluted share. The second quarter of fiscal year 2006 net income reflected the effect of a partial reversal of a deferred tax-asset valuation allowance of $226.3 million.

Net income for the quarter, on a non-GAAP(1) basis, totaled $17.6 million, or $0.17 per diluted share, excluding stock-based compensation expense and amortization of intangible assets, and adjusting the income tax provision to 40 percent. This compares to non-GAAP net income in the second quarter of fiscal year 2006 of $24.4 million, or $0.24 per diluted share, excluding the effects of restructuring charges, amortization of intangible assets and deferred stock-based compensation, the related income tax provision, and the partial reversal of Palm’s valuation allowance against its deferred tax asset.

“We are pleased to report strong Treo sell-through this quarter, which is one of the most important metrics. More customers throughout the world bought Treo smartphones than ever before,” said Ed Colligan, Palm president and chief executive officer. “In addition, we accomplished a number of strategic objectives during the quarter: shipping two new Treo models to expand both geographically and demographically, securing perpetual rights to the Palm OS source code, and diversifying our manufacturing partners to strengthen our cost position and our product pipeline.”

Third Quarter Fiscal Year 2007 Outlook

Based on current trends, Palm provided its outlook for financial results in the third quarter of fiscal year 2007, which ends March 2, 2007. The company expects the following:

•	Revenue to be in the range of $400 million to $410 million;

•	Gross margin to be between 35.8 percent and 36.3 percent on a GAAP basis and between 36.0 percent and 36.5 percent on a non-GAAP basis;

•	Operating expenses to be between $134 million and $139 million on a GAAP basis and between $128 million and $133 million on a non-GAAP basis;

•	Annual tax rate on a GAAP basis of 41 percent and, on a non-GAAP basis, 40 percent;

•	Earnings per diluted share to be between $0.08 and $0.10 on a GAAP basis and between $0.11 and $0.13 on a non-GAAP basis; and

•	SFAS 123(R) stock-based compensation expense, before taxes, to be between $5.5 million and $6.0 million and amortization of intangible assets to be $0.3 million. These amounts and the related income tax amounts are excluded from Palm’s third quarter of fiscal year 2007 outlook on a non-GAAP basis.

Highlights of the Quarter

During the first quarter of fiscal year 2007, the company accomplished the following:

•	Began selling the five-band Treo™ 750v smartphone using Windows Mobile 5.0 Pocket PC Edition on Vodafone’s 3G/UMTS network. That smartphone now is available in nine European countries: Austria, France, Germany, Ireland, Italy, Netherlands, Spain, Switzerland and the UK. It also is available in five countries in Asia Pacific: Hong Kong, Indonesia, Malaysia, New Zealand and Singapore;

•	Launched the Treo 680 smartphone using Palm OS® on Cingular Wireless’ network in the United States and also in a GSM model around the world through Palm online sales and Palm retail;

•	Announced the sale of four Treo smartphone models on a total of 20 carrier networks. Six carriers are new to Palm: Movistar Peru, Vodafone Austria, Vodafone Germany, Vodafone Netherlands, Vodafone Switzerland, Vodafone UK;

•	Announced the availability of the Treo 700wx on the Sprint Power Vision network in the United States;

•	Began manufacturing the Treo 680 smartphone through a China-based partner enabling Palm to deliver that product to more regions faster. Palm plans to offer the Treo 680 on 20 carrier networks around the globe by the company’s fiscal year 2007 end;

•	Begun investing in a $25 million marketing campaign, made public Dec. 11, that is focused in the United States but also reaching to Europe and other regions. The “passion brands” campaign intends to generate mainstream awareness of the Treo smartphone line by helping new and potential users appreciate how their personal and work lives can be enriched with a mobile computer that also is a great phone. Campaign partners include eBay, Fandango, Google™, The Onion, Orbitz® and Yahoo!; and

•	Hired Brodie Keast as Palm senior vice president, marketing. Keast is responsible for product strategy and the mobile-computing roadmap for consumers, mobile professionals and businesses, as well as for marketing and brand-building.

INVESTORS’ NOTE: The company will hold a conference call for the public today at 1:30 p.m. Pacific / 4:30 p.m. Eastern to discuss matters covered in this news release. Investors and other interested parties are encouraged to listen to the call by logging on to the conference call webcast prior to the start of the conference call at Palm’s Investor Relations website http://investor.palm.com. Participants will be able to simultaneously view the slides during the call. Investors wishing to listen to the conference call via telephone may dial 800.810.0924 (domestic) and 913.981.4900 (international). There is no passcode required for the call. A telephone replay of the conference call will be available through Jan. 2, 2007. The dial-in number for the replay will be 888.203.1112 (domestic) and 719.457.0820 (international), passcode 4968274. An archive of the audio and visual portion of the conference call will be posted on Palm’s Investor Relations website at http://investor.palm.com.

NON-GAAP FINANCIAL MEASURES: Palm utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall business performance, for making operating decisions and for forecasting and planning future periods. Palm considers the use of non-GAAP financial measures helpful in assessing its current financial performance, ongoing operations and prospects for the future. Ongoing operations are the ongoing revenue and expenses of the business, excluding certain costs that Palm does not anticipate to recur on a quarterly basis. While Palm uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Palm does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Palm believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. In assessing its business during the second quarters of fiscal years 2007 and 2006, Palm excluded or adjusted items in the following general categories, each of which are described below:

Acquisition-related Expenses. Palm excluded amortization of intangible assets resulting from acquisitions to allow more accurate comparisons of its financial results to its historical operations, forward-looking guidance and the financial results of peer companies. In recent years, Palm has completed the acquisition of Handspring and the acquisition of the Palm® brand, which resulted in operating expenses that would not otherwise have been incurred. Palm believes that providing non-GAAP information for amortization of intangible assets allows the users of its financial statements to review both the GAAP expenses in the period, as well as the non-GAAP expenses, thus providing for enhanced understanding of historic and future financial results and facilitating comparisons to peer companies. Additionally, had Palm internally developed these intangible assets, the amortization of intangible assets would have been expensed historically, and Palm believes the assessment of its operations excluding these costs is relevant to the assessment of internal operations and comparisons to industry performance.

Stock-based Compensation. Palm believes that the exclusion of non-cash stock-based compensation expense allows for more accurate comparisons of its operating results to peer companies. Further, Palm believes that excluding stock-based compensation expense allows for a more accurate comparison of its financial results to previous periods. In addition, Palm prepares and maintains its budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure.

Income Tax Provision (Benefit). Palm believes that excluding the partial reversal of the valuation allowance on its deferred tax assets for the second quarter of fiscal year 2006 provides its senior management as well as other users of its financial statements with a valuable perspective on the performance and health of the business. This partial reversal relates to realization of tax losses incurred in prior periods and is not indicative of current or future operations and expenses. Further, the Company believes that assuming a 40% effective tax rate provides a better indication of the income tax expense Palm will experience in future years. Prior to the partial reversal of the valuation allowance on its deferred tax assets, Palm’s tax rate consisted primarily of foreign and state income taxes.

Other Expenses. Palm excludes certain other expenses that are the result of unplanned events to measure its operating performance. Included in these expenses are items such as restructuring charges. Palm assesses its operating performance excluding restructuring charges as these amounts relate to costs which are unplanned and are not expected to recur on a quarterly basis. Therefore, by providing this information Palm believes its management and the users of its financial statements are better able to understand the financial results of what Palm considers to be its current financial performance, ongoing operations and prospects for the future.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the company’s financial results for the foreseeable future. In addition, other companies, including other companies in our industry, may calculate non-financial measures differently than the company does, limiting their usefulness as a comparative tool. Palm compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, Palm evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding: Palm’s expected third quarter of fiscal year 2007 revenue, gross margin, operating expenses, tax rate, earnings per share, stock-based compensation expense and amortization of intangible assets; carrier network launches of the Treo 680; awareness of Palm’s products and brand; and the duration of Palm’s rights to the Palm OS. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially, including, without limitation, the following: fluctuations in the demand for Palm’s existing and future products and services and growth in Palm’s industries and markets; Palm’s ability to meet the expectations of securities analysts or investors; Palm’s ability to introduce new products and services successfully and in a cost-effective and timely manner; possible defects in products and technologies developed; Palm’s dependence on wireless carriers and ability to meet wireless carrier certification requirements; Palm’s reliance on a concentrated number of significant customers; Palm’s ability to compete with existing and new competitors; Palm’s ability to forecast demand for its products; Palm’s reliance on third parties to sell and distribute its products; Palm’s dependence on third parties to design, manufacture, distribute, warehouse and support its products; Palm’s ability to timely and cost-effectively obtain components and elements of its technology from suppliers; Palm’s ability to obtain other key technology from third parties free from errors and defects, integrate it with Palm’s products and meet certification requirements, all on a timely basis; risks associated with international sales and operations; the impact of increasingly stringent laws, standards and other regulatory requirements; and Palm’s ability to utilize its net operating losses. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Palm’s most recent filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the fiscal quarter ended Sept. 1, 2006 and its

Annual Report on Form 10-K for the fiscal year ended June 2, 2006. Palm undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

CAUTIONARY NOTE REGARDING REPORTED SELL-THROUGH: Palm records revenues for its smartphone products based on sell-in to carriers and other distributors. To facilitate investors’ understanding of end-user demand for the company’s products, Palm also reports smartphone sell-through information in this press release and its earnings conference calls. Palm relies on reports from carriers and other distributors for its smartphone sell-through and inventory information. This information is subject to variance, and Palm can not ensure investors of its accuracy.

About Palm, Inc.

Palm, Inc., a leader in mobile computing, strives to put the power of computing in people’s hands so they can access and share their most important information. The company’s products for consumers, mobile professionals and businesses include Palm® Treo™ smartphones, Palm handheld computers, Palm LifeDrive™ mobile managers, as well as software, services and accessories.

Palm products are sold through select Internet, retail, reseller and wireless operator channels throughout the world, and at Palm Retail Stores and Palm online stores (http://www.palm.com/store).

More information about Palm, Inc. is available at http://www.palm.com.

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(1)	GAAP stands for Generally Accepted Accounting Principles.

Palm, Palm OS, Treo and LifeDrive are among the trademarks or registered trademarks owned by or licensed to Palm, Inc. All other brand and product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

Palm, Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	Nov. 30, 2006	Nov. 30, 2005	Nov. 30, 2006	Nov. 30, 2005
Revenues	$392,911	$444,633	$748,684	$786,833
Cost of revenues (*)	253,830	308,693	478,317	546,542

	139,081	135,940	270,367	240,291

Operating expenses:
Sales and marketing (*)	63,978	54,379	116,910	99,896
Research and development (*)	42,299	31,208	83,144	60,238
General and administrative (*)	15,506	11,968	29,266	21,184
Amortization of intangible assets	340	1,631	680	3,909
Restructuring charges	—	1,954	—	1,954

Total operating expenses	122,123	101,140	230,000	187,181

Operating income	16,958	34,800	40,367	53,110
Interest and other income (expense), net	5,524	1,871	10,962	3,574

Income before income taxes	22,482	36,671	51,329	56,684
Income tax provision (benefit)	9,711	(224,218)	22,055	(222,382)

Net income	$12,771	$260,889	$29,274	$279,066

Net income per share:
Basic	$0.12	$2.60	$0.28	$2.80

Diluted (**)	$0.12	$2.51	$0.28	$2.68

Shares used in computing per share amounts:

Basic	102,332	100,153	102,840	99,703
Diluted	104,056	104,095	104,626	104,396

(*) Costs and expenses include stock-based compensation as follows:

Cost of revenues	$664	$5	$1,268	$10
Sales and marketing	1,604	204	3,258	420
Research and development	2,403	64	4,913	128
General and administrative	1,805	168	3,711	479

	$6,476	$441	$13,150	$1,037

Prior to June 1, 2006, the Company accounted for stock-based compensation expense under APB No. 25, Accounting for Stock Issued to Employees, which measured stock-based compensation expense using the intrinsic value method. As of June 1, 2006, the Company accounts for stock-based compensation expense under SFAS No. 123(R), Share-Based Payment, which requires stock-based compensation expense to be recognized based on grant date fair value. Periods prior to June 1, 2006, have not been restated to conform with the provisions of SFAS No. 123(R).

(**) Diluted net income per share accounts for the effect of the convertible debt using the “if converted” method:

Numerator for basic net income per share	$12,771	$260,889	$29,274	$279,066
Effect of dilutive securities:
Interest expense on convertible debt, net of taxes	—	263	—	525

Numerator for diluted net income per share	$12,771	$261,152	$29,274	$279,591

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Aug. 31, Nov. 30, Feb. 28 and May 31.

Certain prior period amounts have been reclassified for current year presentation.

All share and per share amounts referred to in this press release have been adjusted to reflect the two-for-one stock split in the form of a stock dividend, effective March 14, 2006.

Palm, Inc.

Reconciliation of GAAP Items to Non-GAAP Items

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	Nov. 30, 2006	Nov. 30, 2005	Nov. 30, 2006	Nov. 30, 2005
Net income, as reported	$12,771	$260,889	$29,274	$279,066
Adjustments:
Stock-based compensation	6,476	441	13,150	1,037
Amortization of intangible assets	340	1,631	680	3,909
Restructuring charges	—	1,954	—	1,954
Income tax provision / benefit	(2,008)	(240,497)	(4,009)	(247,816)

Net income, non-GAAP	$17,579	$24,418	$39,095	$38,150

	Three Months Ended		Six Months Ended
	Nov. 30, 2006	Nov. 30, 2005	Nov. 30, 2006	Nov. 30, 2005
Net income per share:
Basic, as reported	$0.12	$2.60	$0.28	$2.80

Adjustments	0.05	(2.36)	0.10	(2.42)

Basic, non-GAAP	$0.17	$0.24	$0.38	$0.38

Diluted, as reported	$0.12	$2.51	$0.28	$2.68

Adjustments	0.05	(2.27)	0.09	(2.31)

Diluted, non-GAAP	$0.17	$0.24	$0.37	$0.37

Shares used in computing per share amounts:
Basic, as reported	102,332	100,153	102,840	99,703

Diluted, as reported	104,056	104,095	104,626	104,396
Adjustments:
Effect of dilutive securities:
Convertible debt	—	(1,084)	—	(1,084)

Diluted, non-GAAP	104,056	103,011	104,626	103,312

The above non-GAAP amounts have been adjusted to eliminate stock-based compensation expense, amortization of intangible assets, restructuring charges, the change in the valuation allowance against our deferred tax assets, and for the related income tax provision on a non-GAAP basis of 40%. Non-GAAP net income per diluted share amounts for the three and six months ended November 30, 2005 exclude the dilutive effect of the convertible debt using the “if converted” method because on a non-GAAP basis it is anti-dilutive.

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Aug. 31, Nov. 30, Feb. 28 and May 31.

All share and per share amounts referred to in this press release have been adjusted to reflect the two-for-one stock split in the form of a stock dividend, effective March 14, 2006.

Palm, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except par value amounts)

(Unaudited)

	Nov. 30, 2006	May 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$152,415	$113,461
Short-term investments	365,991	405,433
Accounts receivable, net of allowance for doubtful accounts of $6,015 and $4,801, respectively	247,440	204,337
Inventories	38,859	58,010
Deferred income taxes	161,578	153,854
Investment for committed tenant improvements	2,877	3,967
Prepaids and other	15,467	10,937

Total current assets	984,627	949,999

Land held for sale	60,000	60,000
Property and equipment, net	33,623	22,990
Goodwill	167,352	166,538
Intangible assets, net	25,103	25,783
Deferred income taxes	230,330	260,713
Other assets	1,507	1,499

Total assets	$1,502,542	$1,487,522

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$192,340	$184,501
Income taxes payable	45,862	50,021
Accrued restructuring	5,940	7,209
Provision for committed tenant improvements	2,877	3,967
Current portion of long-term convertible debt	35,000	35,000
Other accrued liabilities	206,895	216,374

Total current liabilities	488,914	497,072

Non-current liabilities:
Non-current liabilities	8,376	6,545

Stockholders’ equity:
Preferred stock, $.001 par value, 125,000 shares authorized; none outstanding	—	—
Common stock, $.001 par value, 2,000,000 shares authorized; outstanding: 102,075 shares and 103,469 shares, respectively	102	103
Additional paid-in capital	1,462,317	1,475,319
Unamortized deferred stock-based compensation	—	(2,752)
Accumulated deficit	(458,807)	(488,081)
Accumulated other comprehensive income (loss)	1,640	(684)

Total stockholders’ equity	1,005,252	983,905

Total liabilities and stockholders’ equity	$1,502,542	$1,487,522

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Aug. 31, Nov. 30, Feb. 28 and May 31.

Certain prior balances have been reclassified to conform to current year presentation.

Palm, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	Nov. 30, 2006	Nov. 30, 2005
Cash flows from operating activities:
Net income	$12,771	$260,889
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	2,963	4,038
Stock-based compensation	6,476	441
Amortization of intangible assets	340	1,631
Deferred income taxes	10,707	(268,976)
Realized (gain) loss on sale of equity investments	(104)	602
Excess tax benefit related to stock-based compensation	(1,197)	—
Changes in assets and liabilities:
Accounts receivable	(79,310)	(75,018)
Inventories	13,016	7,273
Prepaids and other	(4,808)	(3,501)
Accounts payable	45,013	29,882
Income taxes payable	(3,149)	44,080
Accrued restructuring	(281)	(374)
Other accrued liabilities	19,788	25,630

Net cash provided by operating activities	22,225	26,597

Cash flows from investing activities:
Purchase of property and equipment	(8,325)	(4,792)
Purchase of short-term investments	(116,859)	(54,762)
Sale of short-term investments	152,403	62,191

Net cash provided by investing activities	27,219	2,637

Cash flows from financing activities:
Proceeds from issuance of common stock; employee stock plans	5,444	4,519
Purchase and retirement of common stock	(30,963)	—
Repayment of debt	(272)	—
Excess tax benefit related to stock-based compensation	1,197	—

Net cash provided by (used in) financing activities	(24,594)	4,519

Change in cash and cash equivalents	24,850	33,753
Cash and cash equivalents, beginning of period	127,565	147,597

Cash and cash equivalents, end of period	$152,415	$181,350

Other cash flow information:
Cash paid for income taxes	$2,134	$1,519

Cash paid for interest	$9	$8

Non-cash investing and financing activities:
Liability for property and equipment acquired	$2,309	$—

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Aug. 31, Nov. 30, Feb. 28 and May 31.

Certain prior balances have been reclassified to conform to current quarter presentation.

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